Alessandri & Alessandri, P.A.
-----------------------------
Certified Public Accountants





              Consent of Independent Certified Public Accountants



We have audited the financial statements of LogPoint Technologies, Inc., as of June 30, 1998 and 1997 and for the years then ended, and have issued our report thereon dated April 30, 1999. We hereby consent to the inclusion of such report in a Form 10 being filed with the Securities and Exchange Commission.



                                           /s/  Alessandri & Alessandri
                                           -------------------------------------



Tampa, Florida
August 11, 1999



                           Accountants & Consultants